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           Exhibit 3.1 - Fourth Restated Certificate of Incorporation


                  FOURTH RESTATED CERTIFICATE OF INCORPORATION
                            OF SALESLOGIX CORPORATION
                             A DELAWARE CORPORATION

         SALESLOGIX CORPORATION a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

         1. The name of the corporation is SalesLogix Corporation. The corporation was originally incorporated under the name Quest Sales Software, Inc. The date the corporation filed its original Certificate of Incorporation with the Secretary of State was September 29, 1995.

         2. This Fourth Restated Certificate of Incorporation restates and amends the provisions of the Third Restated Certificate of Incorporation of this corporation as heretofore in effect, as amended, and was duly adopted by the stockholders on June 3, 1998 in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         3. The text of the Third Restated Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

                                    ARTICLE I

         The name of this corporation is SalesLogix Corporation.

                                   ARTICLE II

         The address of the corporation's registered office is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

         A. Classes of Stock. This corporation is authorized to issue three classes of stock to be designated, respectively, "Class A Common Stock," "Class
B Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Forty Five Million One Hundred Thousand (45,100,000) shares. Twenty Six Million Five Hundred Eighty Thousand
(26,580,000) shall be Class A Common Stock, $.001 par value per share, Three Million Four Hundred Twenty Thousand (3,420,000) shall be Class B Common Stock, $.001 par value per share, and Fifteen Million One Hundred Thousand (15,100,000) shares shall be
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Preferred Stock, $.001 par value per share. The Class A Common Stock and Class B
Common Stock are hereinafter collectively referred to as "Common Stock." The Preferred Stock authorized by this Restated Certificate of Incorporation shall be issued in series as set forth herein. The first series of Preferred Stock shall be designated "Series A Preferred Stock" and shall consist of Four Million Six Hundred Fifty Thousand (4,650,000) shares. The second series of Preferred Stock shall be designated "Series B Preferred Stock" and shall consist of Seven Hundred Thousand (700,000) shares. The third series of Preferred Stock shall be designated the "Series C Preferred Stock" and shall consist of Four Million One Hundred Thousand (4,100,000) shares. The fourth series of Preferred Stock shall be designated the "Series D Preferred Stock" and shall consist of One Million Seven Hundred Thousand (1,700,000) shares. The fifth series of Preferred Stock shall be designated the "Series E Preferred Stock" and shall consist of Three Million Nine Hundred Fifty Thousand (3,950,000) shares.

         B. Class A Common Stock and Class B Common Stock. The Class A Common Stock and the Class B Common Stock shall be identical in all respects, the sole purpose for distinguishing between such classes being to permit determination of the liquidation preference of the Series B Preferred Stock as set forth in
Section 2 of Division (C) of this Article IV. The Class A Common Stock and the Class B Common Stock shall vote as a single class for all purposes. The common stock of the corporation issued and outstanding immediately prior to the effectiveness of the Restated Certificate of Incorporation filed on January 16, 1996 shall be deemed to be Class A Common Stock. At such time, if all, but not less than all, of the authorized and outstanding Series B Preferred Stock has been converted into Class B Common Stock then automatically and without further action or notice (i) the Class B Common shall become Class A Common Stock which shall thereafter be known as "Common Stock", (ii) the total authorized number of shares of Common Stock shall be Thirty Million (30,000,000) shares, and (iii) issuance of Class B Common Stock shall no longer be authorized.

         C. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, restrictions and other matters relating to the Preferred Stock are as follows:

            1. Dividend Provisions.

                           a. The holders of shares of Series A, C, and E
Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Series B and Series D Preferred Stock and the Common Stock of this corporation, at the rate of nine percent (9%) on the Original Issue Price (as defined below) (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) per annum payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. Should a dividend be paid to the holders of the Common Stock, the Series B and D Preferred Stock shall be entitled to participate in such dividend on an as-converted basis (i.e. assuming hypothetically the conversion of all Series B and D Preferred Stock into Common Stock).




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                  2. Liquidation Preference.

                           a. In the event of any liquidation, dissolution or
winding up of this corporation, either voluntary or involuntary, the holders of Series A, C and E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Series B Preferred Stock, Series D Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) the "Original Issue Price," as defined below, for each outstanding share of Series A, C and E Preferred Stock, and (ii) an amount equal to a cumulative annual return of 9% on the Original Issue Price for each outstanding share of Series A, C and E Preferred Stock, calculated through the date of the liquidation, dissolution or winding up of the corporation less the amount of any dividend actually paid on such share of Series A, C or E Preferred Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A, C and E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A, C and E Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. The term "Original Issue Price," as it relates to a series of Preferred Stock, shall mean $1.00 for each outstanding share of Series A Preferred Stock, $1.00 for each outstanding share of Series B Preferred Stock, $1.61 for each outstanding share of Series C Preferred Stock, $3.21 for each outstanding share of Series D Preferred Stock, and $4.06 for each outstanding share of Series E Preferred Stock, as applicable (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations).

                           b. Upon completion of the distribution required by
subparagraph (a) of this Section 2 to the holders of the Series A, C and E Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Series B Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the Original Issue Price for each outstanding share of Series D Preferred Stock. If upon the occurrence of such event, the assets and funds available for distribution among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution to the holders of the Series D Preferred Stock shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                           c. Upon completion of the distribution required by
subparagraphs (a) and (b) of this Section 2, all remaining assets of this corporation, if any, shall be distributed in accordance with this Section 2(c). Accordingly, if any assets remain in the corporation, the holders of the Series A, B, C, D and E Preferred Stock and the holders of the Common Stock shall be entitled to receive an amount per share determined in accordance with subparagraphs (c)(i) and (c)(ii) of this Section 2.

                                    i) The holders of the Series A, C and E
Preferred Stock shall be entitled to receive under this Section 2(c) the "Series A/C/E Liquidation Price" (defined


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below) for each outstanding share of Series A, C or E Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations), as applicable. Amounts distributed under this Section 2(c) shall be in addition to amounts distributed under Section 2(a), and the amounts to be distributed to the holders of Series A, C and E Preferred Stock under this Section 2(c) shall not be offset by any amounts distributed under
Section 2(a). The "Series A/C/E Liquidation Price" shall be the quotient resulting from dividing the "Series A/C/E Distribution Amount" (defined below) by the number of outstanding shares of Series A, C and E Preferred Stock as of the date of the liquidation, dissolution or winding up of the corporation. The "Series A/C/E Distribution Amount" shall equal the product of: (A) the amount available for distribution under this Section 2(c) prior to any distribution to holders of Series B Preferred Stock or Common Stock under Section 2(c)(ii) below, multiplied by (B) a fraction (the "Series A/C/E Fraction"), the numerator of which is the number of shares of Common Stock that the holders of Series A, C and E Preferred Stock as of the date of the liquidation, dissolution or winding up would own assuming hypothetically that such holders had converted their Series A, C and E Preferred Stock to Common Stock and the denominator of which is the number of shares of Common Stock outstanding as of the date of the liquidation, dissolution or winding up (assuming hypothetically the conversion of all outstanding shares of Series A, B, C, D and E Preferred Stock).

                                    ii) For purposes of this Section 2(c)(ii),
the term "Available Junior Proceeds" shall mean the aggregate assets and funds of the corporation available for distribution under this Section 2(c)(ii), after taking into account any distributions required to be made to the holders of the Series A, C and E Preferred Stock pursuant to Section 2(a) and Section 2(c)(i) and the distributions required to be made to the Series D Preferred Stock pursuant to Section 2(b), but before any distribution to the holders of the Series B Preferred Stock or the holders of Common Stock and the term "Full Preference Amount" shall mean the product of $1.00 (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) multiplied times the total number of outstanding shares of Series B Preferred Stock as of the date of the liquidation, dissolution or winding up.

                                             (A) If Available Junior Proceeds
are equal to or less than the Full Preference Amount as of the date of the liquidation, dissolution or winding up, the holders of the Series B Preferred Stock shall be entitled to receive all of the Available Junior Proceeds under this Section 2(c)(ii), and the holders of the Common Stock shall not be entitled to receive any amounts whatsoever.

                                             (B) Subject to Section 2(c)(ii)(C)
below, if Available Junior Proceeds are greater than the Full Preference Amount, then the holders of the Series B Preferred Stock shall be entitled to receive pursuant to this Section 2(c) the "Series B Distribution Amount" (defined below); the holders of the Class A Common Stock shall be entitled to receive, as a class, the "Class A Distribution Amount" (defined below); and the holders of the Class B Common Stock shall be entitled to receive, as a class, the "Class B Distribution Amount" (defined below). The term "Class A Distribution Amount" shall mean an amount equal to Available Junior Proceeds minus the Full Preference Amount. The term "Class B Distribution Amount" shall mean the product determined by multiplying the "Class A Distribution Amount" by a fraction, the numerator of which is the total number of shares of Class


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B Common Stock then outstanding and the denominator of which is the total number of shares of Class A Common Stock then outstanding. The term "Series B Distribution Amount" shall mean the Full Preference Amount minus the Class B Distribution Amount. The Series B Distribution Amount, the Class A Distribution Amount and the Class B Distribution Amount shall each be distributed to the holders of the Series B Preferred Stock, the Class A Common Stock and the Class
B Common Stock respectively, pro rata to the holders in each respective group as of the date of the liquidation, dissolution or winding up.

                                             (C) Notwithstanding Section
2(c)(ii)(B) above, if the sum of the amounts that the holders of the Series B Preferred Stock and the Class B Common Stock as of the date of the liquidation, dissolution or winding up, would receive if the Available Junior Proceeds were distributed to the holders of the Series B Preferred Stock and the Common Stock as of the date of the liquidation, dissolution or winding up, pro rata on an as-converted basis (i.e., assuming hypothetically the conversion of all Series B Preferred Stock into Common Stock), is greater than the Full Preference Amount, then the holders of the Series B Preferred Stock shall not be entitled to receive any preference in liquidation and the Available Junior Proceeds shall be distributed to the holders of the Series B Preferred Stock and the Common Stock as of the date of the liquidation, dissolution or winding up, pro rata on an as-converted basis (i.e., assuming hypothetically the conversion of all Series B Preferred Stock into Common Stock).

                           d. Unless waived by a majority of the holders of the
outstanding Series A, C and E Preferred Stock, voting together as a separate class, and by the holders of sixty eight percent (68%) of the outstanding Series E Preferred Stock, the consolidation or merger of the corporation into or with any other entity or entities which results in the exchange of shares representing 50% or more of the outstanding shares of voting capital stock of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the corporation of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 2.

                  3. Conversion. The holders of the Series A, B, C, D and E Preferred Stock shall have conversion rights as follows (the "Conversion Rights").

                           a. Right to Convert.

                                    i) Subject to subsection 3(c), each share of
Series A, B, C, D and E Preferred Stock Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for the Series A, B, C, D and E Preferred Stock into such number of fully paid and nonassessable shares of Class A Common Stock or Class B Common Stock, as the case may be, as is determined by dividing the applicable Original Issue Price and all declared but unpaid dividends on such share by the respective Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A, B, C, D and E Preferred Stock shall be the applicable Original Issue Price; provided, however, that the Conversion Price shall be subject to adjustment as set forth in subsection 3(c).



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                                    ii) Each share of Series A, B, C, D and E
Preferred Stock shall automatically be converted into shares of Common Stock as set forth in subsection 3(a)(i), at the Conversion Price at the time in effect for such Series A, B, C, D or E Preferred Stock as the case may be, immediately upon the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the public offering price of which was not less than $6.00 per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) and $20,000,000 in the aggregate.

                           b. Mechanics of Conversion. Before any holder of
Series A, B, C, D or E Preferred Stock shall be entitled to convert the same into shares of Common Stock as set forth in subsection 3(a)(i), he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A, B, C, D and E Preferred and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A, B, C, D or E Preferred Stock or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock or Class B Common Stock as applicable, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A, B, C, D or E Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series A, B, C, D or E Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A, B, C, D or E Preferred Stock shall not be deemed to have converted such Series A, B, C, D or E Preferred until immediately prior to the closing of such sale of securities.

                           c. Conversion Price Adjustments of Preferred Stock.
For purposes of this Section (3)(c), the "Purchase Date" shall mean the date on which any shares of a particular series of Preferred Stock were first purchased. The Purchase Date for the Series A Preferred Stock is January 19, 1996; the Purchase Date for the Series B Preferred Stock is January 15, 1996; the Purchase Date for the Series C Preferred Stock is March 31, 1997; and the Purchase Date for the Series D Preferred Stock is December 30, 1997. The Conversion Price of the Series A, B, C, D and E Preferred, as applicable, shall be subject to adjustment from time to time as follows:

                                    i) (A) Upon each issuance by the corporation
during the Initial Period (as defined below) of any Additional Stock (as defined below), without consideration or for a consideration per share less than the Conversion Price for the Series A, C or E Preferred Stock in effect immediately prior to the issuance of such Additional Stock, then as


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applicable, the Conversion Price for the Series A, C or E Preferred Stock in
effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the price paid per share for such Additional Stock. The "Initial Period" for each such Series shall mean that period beginning on the applicable Purchase Date for such Series and ending on February 28, 1999.

                                             (B) Upon each issuance by the
corporation of any Additional Stock after the Initial Period, without consideration or for a consideration per share less than the Conversion Price for the Series A, C or E Preferred Stock, as applicable, in effect immediately prior to the issuance of such Additional Stock the Conversion Price for the Series A, C or E Preferred Stock in effect immediately prior to each such issuance shall, if applicable, forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, the number of shares of Common Stock issuable upon the conversion of the Preferred Stock and the number of shares of Common Stock outstanding) plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including the number of shares of Common Stock issuable upon the conversion of the Preferred Stock and the number of shares of Common Stock outstanding) plus the number of shares of such Additional Stock.

                                             (C) No adjustment of the Conversion
Price for the Series A, C and E Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (F)(3) and (F)(4), no adjustment of such Conversion Price pursuant to this subsection 3(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                             (D) In the case of the issuance of
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                             (E) In the case of the issuance of
the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                                             (F) In the case of the issuance
(whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock or securities by their terms convertible into or exchangeable for Common Stock or options to


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purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(c)(i) and subsection 3(c)(ii):

                                                      1. The aggregate maximum
                  number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(c)(i)(D) and (c)(i)(E)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                                      2. The aggregate maximum
                  number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(c)(i)(D) and (C)(i)(E)).

                                                      3. In the event of any
                  change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A, C and E Preferred Stock to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                                      4. Upon the expiration of
                  any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A, C and E Preferred Stock to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable


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                  securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                                      5. The number of shares of
                  Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 3(c)(i)(F)(l) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(c)(i)(F)(3) or (4).

                                    ii) "Additional Stock" shall mean any shares
of Common Stock issued (or deemed to have been issued pursuant to subsection 3(c)(i)(F)) by this corporation before, on or after the Purchase Date other than

                                             (A) shares of Common Stock issued
                  pursuant to a transaction described in subsection 3 (c)(iii) hereof,

                                             (B) shares of Common Stock issued
                  upon conversion of the Series A, B, C, D and E Preferred
                  Stock,

                                             (C) shares of Common Stock issuable
                  or issued to employees or consultants (including, without limitation, distributors or resellers of the corporation, which are sometimes referred to by the corporation as "Business Partners") of this corporation directly or pursuant to a stock option plan or agreement or restricted stock plan or agreement approved by the Board of Directors of this corporation at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the corporation in connection with the termination of employment or service) does not exceed 3,641,845 (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) since the effective date of this Fourth Restated Certificate of Incorporation, or

                                             (D) shares of Common Stock issued
                  or issuable in connection with a bona fide lease financing transaction approved by the Board of Directors of this corporation.


                                    iii) In the event the corporation should at
any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of


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such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A, B, C, D and E Preferred Stock then in effect shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                                    iv) If the number of shares of Common Stock
outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock then, following the record date of such combination, the Conversion Price for the Series A, B, C, D and E Preferred then in effect shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                           d. Other Distributions. In the event this corporation
shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3 (c)(iii), then, in each such case for the purpose of this Subsection 3(d), the holders of the Series A, B, C, D and E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A, B, C, D and E Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                           e. Recapitalizations. If at any time or from time to
time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3) provision shall be made so that the holders of Series A, B, C, D and E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A, B, C, D and E Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of Series A, B, C, D and E Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A, B, C, D and E Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                           f. No Impairment. This corporation will not, by
amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A, B, C, D and E Preferred Stock against impairment.



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
                           g. No Fractional Shares and Certificate as to
Adjustments.

                                    i) No fractional shares shall be issued upon
conversion of the Series A, B, C, D and E Preferred Stock and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A, B, C, D and E Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                    ii) Upon the occurrence of each adjustment
or readjustment of the Conversion Price of Series A, B, C, D and E Preferred Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A, B, C, D and E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A, B, C, D or E Preferred furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A, B, C, D and E Preferred Stock.

                           h. Notices of Record Date. In the event of any taking
by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A, B, C, D and E Preferred Stock at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                           i. Reservation of Stock Issuable Upon Conversion.
This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A, B, C, D and E Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A, B, C, D and E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A, B, C, D and E Preferred Stock in addition to such other remedies as shall be available to the holder of such Preferred Stock this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                           j. Notices. Any notice required by the provisions of
this Section 3 to be given to the holders of shares of Series A, B, C, D and E Preferred Stock shall be deemed


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
given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

                  4. Voting Rights.

                           a. General Voting Rights. The holder of each share
Series A, B, C and E Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A, B, C and E Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the by-laws of this corporation, and shall be entitled to vote, together as a single class with holders of Common Stock with respect to any question upon which holders of Common Stock have the right to vote; except for the election of directors. Prior to the conversion of the Series D Preferred Stock to Common Stock and to the fullest extent permitted under the General Corporation Law of the State of Delaware, the Series D Preferred Stock shall not be entitled to vote on any issue presented to the stockholders of the corporation, including issues for which the Series D Preferred Stock might otherwise be entitled to a separate class vote, except only as set forth in Subsection 6 below. The number of authorized shares of the Series D Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) and additional Preferred Stock with rights superior to the Series D Preferred Stock (whether pursuant to an existing series or a new series) may be authorized for issuance upon the affirmative vote of the holders of a majority of the Preferred Stock and Common Stock then outstanding, voting together on an as converted basis, notwithstanding the requirements contained in
Section 242(b)(2) of the General Corporation Law of the State of Delaware.

                           b. Election of Directors. Upon issuance of the Series
A, C and E Preferred Stock and for so long as shares of Series A, C and E Preferred Stock are outstanding, the authorized number of directors of this Corporation shall be seven (7), and notwithstanding Section 4(a) above, the holders of Series A and C Preferred Stock voting together as a separate class, shall be entitled to elect two (2) directors of the corporation; the holders of Series E Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the corporation; the holders of Series B Preferred Stock and Common Stock voting together on an as converted basis, shall be entitled to elect two (2) directors of the corporation; and the holders of Series A and B Preferred Stock and Common Stock voting together on an as converted basis, shall be entitled to elect two (2) directors of the corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series A and C Preferred Stock then outstanding shall constitute a quorum of the Series A and C Preferred Stock for the election of directors to be elected solely by the holders of Series A and C Preferred Stock. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series E Preferred Stock then outstanding shall constitute a quorum of the Series E Preferred Stock for the election of directors to be elected solely by the holders of Series E Preferred Stock. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series B Preferred Stock and Common Stock then outstanding, on an as converted basis, shall constitute a quorum of the Series B Preferred Stock and Common Stock for the election of directors to be elected solely by holders of Series B Preferred Stock and Common Stock voting together on an as converted basis. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series A and B Preferred Stock and Common Stock then outstanding, on an as converted basis, shall constitute a quorum of the Series A and B Preferred Stock and Common Stock for the election of directors to be elected solely by the holders of the Series A and B Preferred Stock and Common Stock voting together on an as converted basis. A vacancy in any directorship elected by the holders of Series A and C Preferred Stock shall be filled only by vote of the holders of Series A and C Preferred Stock; a vacancy in any directorship elected by the holders of Series E Preferred Stock shall be filled only by vote of the holders of Series E Preferred Stock; a vacancy in any directorship elected by the holders of Series B Preferred Stock and Common Stock shall be filled only by vote of the holders of Series B Preferred Stock and Common Stock voting together as provided above; and a vacancy in any directorship elected by the holders of Series A and B Preferred Stock and Common Stock voting together shall be filled only by the vote of the holders of Series A and B Preferred Stock and Common Stock voting together as provided above. Except to the extent otherwise set forth herein, the number and election of Directors shall be determined as set forth in the Bylaws of the corporation.

                  5. Series A, C and E Protective Provisions. The number of authorized shares of the Series A, C and E Preferred Stock may be increased or decreased by the affirmative vote of the holders of Sixty Six Percent (66%) of the outstanding shares of the Series A, C and E Preferred Stock voting together on an as converted basis, as set forth below, notwithstanding the requirements contained in Section 242(b)(2) of the General Corporation Law of the State of Delaware. So long as shares of Series A, C and E Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of Sixty Six Percent (66%) of the then outstanding shares of Series A, C and E Preferred Stock, voting together as a separate class:

                           a. increase the authorized number of shares of
Preferred Stock or Common Stock;

                           b. pay or declare any dividend for distribution on
any securities of the corporation;

                           c. amend the Certificate of Incorporation of the
corporation; or

                           d. acquire another company or enter into a
fundamentally new line of business.

                  6. Series D Protective Provision. So long as shares of Series D Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than Fifty Percent (50%) of the then outstanding shares of Series D Preferred Stock, voting together as a separate class, alter or change the rights, preferences (other than the creation of additional classes or series of stock with rights superior to the Series D Preferred Stock) or privileges of the shares of Series D Preferred

Stock so as to affect adversely the shares; provided, however, that the number of authorized shares of the Series D Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding).

                  7. Series A Protective Provision. So long as shares of Series A Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than Fifty Percent (50%) of the then outstanding shares of Series A Preferred Stock, voting together as a separate class, (i) alter or change the rights, preferences, or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares, (ii) increase the authorized number of shares of Series A Preferred Stock, or (iii) create any new class or series of stock or any other securities convertible into equity securities of the corporation having a preference over, or being on a parity with, the Series A Preferred Stock with respect to voting, dividends or upon liquidation.

                  8. Series C Protective Provision. So long as shares of Series C Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than Fifty Percent (50%) of the then outstanding shares of Series C Preferred Stock, voting together as a separate class, (i) alter or change the rights, preferences, or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares, (ii) increase the authorized number of shares of Series C Preferred Stock, or (iii) create any new class or series of stock or any other securities convertible into equity securities of the corporation having a preference over, or being on a parity with, the Series C Preferred Stock with respect to voting, dividends or upon liquidation.

                  9. Series E Protective Provision. So long as shares of Series E Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of more than Fifty Percent (50%) of the then outstanding shares of Series E Preferred Stock, voting together as a separate class, (i) alter or change the rights, preferences, or privileges of the shares of Series E Preferred Stock so as to affect adversely the shares, (ii) increase the authorized number of shares of Series E Preferred Stock, (iii) create any new class or series of stock or any other securities convertible into equity securities of the corporation having a preference over, or being on a parity with, the Series E Preferred Stock with respect to voting, dividends or upon liquidation, or (iv) for a period of twelve (12) months from the date that any Series E Preferred Stock is first issued, sell, convey, or otherwise dispose of or encumber all or substantially all of this corporation's property, technology or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of this corporation is disposed of, or take any action to voluntarily dissolve or liquidate the Company where aggregate proceeds per share to the holders of the Series E Preferred Stock is less than $8.12 per share of Series E Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations or other recapitalizations).

         D. Common Stock.

                  1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common


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
Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (C) of this Article IV.

                  3. Redemption. The Common Stock is not redeemable.

                  4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                    ARTICLE V

         A. Exculpation. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentionally misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

         B. Indemnification. To the extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

         C. Effect of Repeal or Modification. Any repeal or modification of any of the foregoing provisions of this Article V shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of or increase the liability of any director of the corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                   ARTICLE VI

         The corporation shall have a perpetual existence.

                                   ARTICLE VII

         Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of this corporation is expressly authorized to make, alter, amend, rescind or repeal the bylaws of the corporation.

                                  ARTICLE VIII

         Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

                                   ARTICLE IX

         The corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                    ARTICLE X

         The corporation shall not be subject to the provisions of Section 203 of the Delaware General Corporation Law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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
            [SIGNATURE PAGE TO RESTATED CERTIFICATE OF INCORPORATION]



         IN WITNESS WHEREOF, the undersigned has signed this Restated Certificate of Incorporation as of this 3rd day of June, 1998.



                               /s/ Gary Acord
                               -------------------------------------------------
                               Gary Acord, Chief Financial Officer and Secretary




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